GMA





INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement (Form S-2 No. 33-89676) of our report dated February 20, 1999, included in the Annual Report on Form 10-K of American Skandia Life Assurance Corporation for the year ended December 31, 1998 and to the use of our report dated February 20, 1999, appearing in the Prospectus, which is part of this Registration Statement.



                                                            /s/Ernst & Young LLP

Hartford, Connecticut
April 23, 1999